Exhibit 10.6

TRANSLATION FROM HEBREW

LIMS LABORATORY INFORMATION MANAGEMENT SYSTEMS LTD.

Employee Option Plan

1.	General

(a)
This employees’ option plan is a plan for granting options for shares in LIMS Laboratory Information Management Systems Ltd. (hereinafter: “the Company”) to employees of the Company and its subsidiaries (hereinafter: “the Group” and “the Plan”).

(b)
The plan will be administered by the Board of Directors of the Company or a Committee of the Board of Directors that will be duly empowered to administer the plan by the Board of Directors of the Company, as directed by the Board of Directors (the Board of Directors and any such duly empowered Committee shall hereinafter be referred to as: “the Board”).

(c)
Subject to the provisions of the plan, the Board will be empowered to make any decision that is necessary or desirable for administering the plan. The Board will be entitled at its discretion, to rectify any defect, make up any deficiency and clarify any lack of coherence in the plan, and all its decisions in relation to the management of the plan shall be final and conclusive.

2.	The number of options that are to be allocated in the plan and the dates of their allocation.

(a)
In the context of the plan, allocation letters addressed to the grantees will be deposited with Lahav, Litvak-Abadi and Co. Law Office 2002 Ltd. (hereinafter: “the Trustee”), which relate to up to 40,500 options, subject to adjustments, exercisable into up to 40,500 of the Company’s Ordinary Shares each of NIS 1 nominal value, for such period, at such price and on such conditions as specified hereunder and as shall be prescribed by the Board.

(b)
The options shall be deposited with the Trustee on a date not earlier than thirty days from the date of submission to the Assessing Officer of a request for approval of the plan. The Trustee shall hold the options for a period of 24 months from the date of their allocation.

3.	The Grantees

The options shall be allocated and deposited with the Trustee on behalf of the employees of the Company and the subsidiaries, as determined from time to time by the Board, at its discretion and subject to receipt of all such approvals as are required by law (heretofore and hereinafter: “the Grantees”).

1

4.	Terms and Conditions of the Options

(a)	Each option shall be exercisable into one of the Company’s Ordinary NIS 1 shares in consideration of payment of the exercise price in cash, as specified hereunder (hereinafter: “exercise share”).

(b)
The exercise shares shall be equivalent in respect of their rights to the existing ordinary shares in the Company’s issued capital, and their holders shall be entitled to the full dividend in cash as well as in any other distribution, including a distribution of bonus shares respecting which the determining date for entitlement is the date of their allocation or subsequent thereto.

(c)	The Board shall determine, in relation to any allocation of options, the following details, at its discretion:

(1)	The price that is to be offered to the grantee for exercise of the options (hereinafter: “the exercise price”);

(2)	The quantity of options that is to be offered to the grantee;

(3)	The dates of creation of the entitlement to exercise the options that are to be offered to the grantee (hereinafter: “the creation of entitlement dates”);

(4)
The number of options to which entitlement is created on each creation of entitlement date (all the options respecting which creation of entitlement date is identical shall hereinafter be called: “a portion”);

(5)	The last date or dates on which a grantee will be entitled to exercise the options or any portion of options (hereinafter: “end of the exercise period”)

5.	Delivery of allocation letters, their division and transfer.

(a)
The Company shall give notice to the grantees as to deposit of the option allocation letters with the Trustee (hereinafter: “the allocation letters). An allocation letter may refer to one option or to a number of options.

(b)	Deposit of an allocation letter shall be made subject to the grantee’s signature of a letter of undertaking, incorporating the following provisions:

(1)
Agreement to accept the options that are allocated to the Trustee on his behalf, in accordance with the conditions specified in the plan and in the Board resolution as to the allocation, including an undertaking to bear any tax liabilities and other obligatory payments that are imposed on him as a result of allocation of the options, the exercise thereof or sale of the exercise shares.

(2)	A declaration that he is aware of the provisions of Section 102 of the Ordinance and the taxation route that applies to him.

(3)	Agreement to what is stated in the trust deed which is attached as an appendix to the plan.

(4)
An undertaking to proceed in accordance with the provisions of Section 102 of the Ordinance and the regulations issued pursuant thereto, including an undertaking not to exercise the options, as such term is defined in Section 102 of the Ordinance, prior to the end of the period, as such is defined in Section 102 of the Ordinance.

(c)
Every allocation letter is divisible into a number of allocation letters, such that the total of all the options contained in them shall be equivalent to the options that were contained in the original allocation letter. Under no circumstances will an allocation letter be issued that relates to less than one option.

(d)
The allocation letters are not transferable or assignable and may not be waived in favor of others, including in favor of other employees, except for a transfer of allocation letters to heirs of a deceased or to a guardian in a case of lack of legal capacity, as specified hereunder in Section 6(f).

6.	Entitlement to exercise the options and expiration thereof

(a)
Without derogating from the lock-up provisions that apply to the options pursuant to Section 102 of the Ordinance, and subject to satisfaction of the conditions for exercise of the options in accordance with this document and signature of a letter of undertaking as specified above, a grantee will be entitled to exercise any portion of options commencing from the creation of entitlement date and until the end of the exercise period of such portion.

(b)	If the last date for exercise of the options falls on a day that is not a business day, the last exercise date will be deferred to the next business day.

Options that are not exercised by the end of the exercise period shall expire and will not confer any right whatsoever.

In this regard “business day” means a day on which most of the banks in Israel are open for the provision of services to their customers.

(c)
Subject to the contents of subsection (f) hereunder, the right of a grantee to exercise options that are the subject of any portion, is conditional on him being an employee of the Group on the creation of entitlement date of such portion.

(d)
If a grantee resigns or is dismissed from his employment in the Group, for any reason, except in circumstances that are specified in subsection (e) hereunder, the grantee will be entitled to exercise the options whose creation of entitlement date has occurred by the date of termination of employer-employee relationship between him and the Group, no later that 60 days from the date of termination of such employer-employee relationship, but in no event later than the end of the exercise period.

(e)
If a grantee is dismissed from his employment in the Group for one of the reasons specified hereunder, all the options allocated to him and which have not yet been exercised by the date of his dismissal, shall expire.

“Circumstances” in this regard, mean each of the following - (1) an infringement by the grantee of copyright or a trademark of the Group; (2) competition with or assisting in competition with the business of the Group, as an employee, owner, partner, director, officeholder, shareholder, adviser or agent (a holding of less than 5% of the issued capital of a public company shall not for such purpose be deemed to be competition with the Group’s business); (3) if a grantee is dismissed in circumstances that do not entitle him to lawful severance pay and/or in circumstances that constitute a grave breach of discipline under the provisions of his contract of employment.

(f)
If a grantee ceases to be an employee of the Group as a result of his death his legal heirs will have a right to exercise the options whose creation of entitlement date preceded the date of his death, no later than the end of the exercise period.

If a grantee ceases to be an employee of the Group in consequence of dismissal or resignation due to a poor health condition, such grantee shall be entitled to exercise the options whose creation of entitlement date preceded the date of termination of his employment, not later than 180 days from the date of termination of his employment, but in no event later than the end of the exercise period.

(g)
Notwithstanding the provisions of Section 6 above, a grantee will not be entitled to exercise the options, as such term is defined in Section 102 of the Ordinance, prior to the end of the period, as such is defined in Section 102 of the Ordinance, and the lock-up provisions prescribed in Section 102 of the Ordinance shall apply to the options in relation to such options as were allocated in the context of the capital gains route.

7.	Exercise of the options

(a)
Exercise of the options or any part thereof by a grantee shall be effected by means of submission of a written application to the Company at its registered office, or at such other place as the Company shall notify, on a form as prescribed by the Company and the Trustee, attaching the allocation letters of the options that relate to the application, and the amount in cash that is equivalent to the total exercise price in respect of all options to which the application relates (hereinafter: “the exercise notice”).

No right will be granted for partial exercise of an option but an allocation letter is divisible as aforementioned.

(b)
The date of receipt of the exercise notice by the Company which satisfies all the conditions mentioned above in sub-section (a) shall be deemed to be the exercise date (hereinafter: “the exercise date”).

(c)
A grantee shall sign any document that is required under any law and in accordance with the Company’s Articles for allocation of the exercise shares. Without derogating from the foregoing, the Board of Directors of the Company shall have authority to duly empower any person that it sees fit to sign for and on behalf of a grantee, any application, agreement and/or document that is necessary for completion of allocation of the exercise shares.

(d)
Shortly after receipt of the exercise notice the Company will transfer exercise shares to the grantee in accordance with the quantity of the options that is the subject of the exercise notice. Options that are exercised will be null and void commencing from the date of allocation of the exercise shares.

8.	Taxation

(a)
Any liability to tax, including income tax, national insurance, health tax and any other obligatory payment that applies to an employee in connection with receipt of the options, their exercise or sale of the exercise shares, shall apply fully to the grantees. The Company will not bear the tax burden that is imposed on the grantees, if any, in respect of the options, their exercise or sale of the exercise shares, either by way of grossing up or in any other way.

(b)
The Company shall make application to the tax authorities to apply to the options the provisions of Section 102 of the Ordinance that relate to the capital gain route. For such purpose the Company shall deposit the options with the Trustee and the lock-up provisions prescribed in Section 102 of the Ordinance shall apply to them.

9.	Adjustments

(a)
In the event of a distribution of bonus shares in respect of which the date determining the entitlement to receive them falls during the period from the date of allocation of the options until the end of the exercise period, the number and class of exercise shares of the options in respect of which no exercise notice was given up to the date determining the entitlement to such bonus shares, shall be adjusted, to the effect that any such option shall be exercisable, in addition to the exercise shares, to shares of the same class which had been distributed as bonus shares to the ordinary shareholders of the class of exercise shares as fully paid up bonus shares, in a ratio of one bonus share to each exercise share which will be equivalent to the ratio of one bonus share to every share that was in existence in the issued and paid up capital of the Company on the date of distribution of the bonus shares.

(b)
In any case of division, consolidation, reacquisition, swap or issue of shares or convertible securities of the Company, as well as in a case of reorganization, merger, split up or division of the Company, the Board may adjust the number of exercise shares, the classes thereof or the exercise price, or prescribe financial compensation, all if and in so far as it deems this to be appropriate. Without derogating from the generality of the foregoing, in a case of a change in the identity of the controlling shareholders in the Company, the Company’s Board may expedite the creation of entitlement dates and the end of the exercise period and change the option periods, as it shall deem appropriate at its sole discretion.